ADMINISTRATION SERVICES AGREEMENT


          WHEREAS, South Texas Bankers Life Insurance Company Agency, Inc. ("Agency") is the holder of Permit #937 issued by the Texas Department of Banking as a seller of preneed contracts; and

          WHEREAS, South Texas Bankers Life Insurance Company ("STB") is a Texas domiciled life insurance company that has acted as a life insurance depository to fund preneed contracts issued by Agency; and

          WHEREAS, together they have administered the preneed contracts of Agency in respect to the business needs and applicable regulations affecting the preneed contracts issued by Agency; and

          WHEREAS, American Capitol Insurance Company ("American Capitol") has entered into an agreement with World Service Life Insurance Company of America ("World Service"), the parent of STB, to administer World Service's insurance policies which will include STB's insurance polices when the same are reinsured and assumed by World Service which STB and World Service expect to accomplish in due course; and

          WHEREAS, in the interim, STB has arranged for American Capitol to administer the insurance policies in force in STB; and

          WHEREAS, American Capitol, acting as Agency's agent, is willing to provide administration services to Agency in respect to the preneed contracts; and

          WHEREAS, as a result of American Capitol's assumption of the role of administrator as herein provided, STB's obligations to Agency shall terminate;

          NOW, THEREFORE, American Capitol, hereinafter referred to as "Administrator," and Agency, referred to as "Client," agree as follows:

     Administrator and Client acknowledge and confirm that the preneed contracts that are the subject of this administration agreement were issued or assumed by Client and funded by insurance policies issued by STB; that STB's insurance policies are to be assumed by its parent, World Service, subject to approval of the Texas Department of Insurance; that American Capitol and World Service have entered into an Administrative and Data Processing Agreement (the "World Service Administration Agreement") providing for American Capitol to provide services therein set forth in respect to World Service's insurance policies; that the STB policies, when the assumption by World Service is consummated, will become a part of the World Service insurance policies that are the subject of the World Service Administration Agreement; that STB and American Capitol intend to enter into an "interim" administration agreement similar to the World Service Administration Agreement pending the consummation of the assumption by World Service of the STB insurance policies; and that this agreement, when signed by STB, will also signify that Administrator, as administrator for STB's insurance policies, is acting for STB in its role as the issuer of the subject insurance policies until such policies are assumed by World Service, when Administrator will be acting for World Service in its role as issuer of the subject (formerly STB's) insurance policies.

                          Page 1 of 7 (including Exhibit A)
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     During the term of this agreement ("Agreement"), Administrator will perform for Client in respect to Client's preneed contracts administration services hereinafter designated in this Agreement and Exhibit A attached hereto and made a part hereof for all purposes. The preneed contracts that are the subject of this Agreement consist of the preneed contracts issued by Agency as a result of marketing same directly to the public as well as preneed contracts issued or assumed by Agency in respect to conversions whereby preneed contracts funded by trust funds were converted to funding by insurance policies issued by STB.

     Client shall designate the person or persons to whom Administrator will report. Client will keep Administrator informed of its corporate policy or changes in policy to enable Administrator to carry out the subject services for Client in an efficient manner. Client shall appoint one or more of Administrator's officers as its attorney-in-fact to act for Client in performing routine functions in the course of providing to Client the administration services as called for by this Agreement. At any time during the term of this Agreement, Administrator may enter into a consulting agreement with one or more employees of Client to provide consulting services to Administrator regarding the subject administration services, and Administrator shall be solely responsible for fees relating thereto.

     Administrator shall safeguard all data and information relating to Client's business to the same extent that Administrator safeguards comparable data and information relating to its own business; provided, however, if such data or information is available to the general public, is known by or is in the possession of Administrator prior to the date of this Agreement, or is known by or is in the possession of Administrator prior to actual receipt by Administrator of such information or data from Client or is rightfully obtained from third parties, Administrator shall bear no responsibility for its disclosure, inadvertently or otherwise.

     Client agrees that all systems, including data processing programs, discs, tapes, documentations, manuals, specifications, ideas, applications, routines, formulas, and techniques relating to the subject services furnished, owned, licensed or developed by Administrator shall and may be used by Administrator during the term of this Agreement and at any time thereafter and shall be and remain the sole property of Administrator.

     Administrator acknowledges that the subject preneed contracts, related documents and data have been transferred to Administrator to be used in connection with the performance by Administrator of its responsibilities hereunder. Administrator has not verified, and is not responsible for, the completeness or the correctness of the data furnished as a part of the preneed contracts, and will be entitled to rely upon the data as furnished, and will use commercially reasonable efforts to make such corrections and additions as may be called for in the course of administration. Administrator shall not be liable for, and Client shall hold harmless from and indemnify Administrator for, all costs, claims and actions (including reasonable costs of investigations accounting and attorneys fees) based on or arising out of Client's obligations pursuant to the preneed contracts, except that Administrator shall be responsible for commercially reasonable performance of its administration duties set forth in this Agreement.


                          Page 2 of 7 (including Exhibit A)

     Administrator and Client hereby agree that the fees and expense reimbursements provided for in the administrative agreement between World Service and American Capitol referred to above, and incorporated herein by reference for all purposes, include the fees and expense reimbursements to which Administrator is entitled for its services hereunder, except to the extent explicitly identified and set forth herein.

     In the event of termination of this Agreement, Administrator may, at its option, retain any property, including the preneed contracts, related documents and data in its possession that belongs to Client until all sums due Administrator pursuant to this Agreement are paid, including such additional charges as may be determined by Administrator and Client to be reasonable and necessary to effect an orderly termination of the work and services then being performed by Administrator and to assure and protect the orderly and timely perpetuation of the Client's business as affected by such work and services. Upon termination of this Agreement, Client shall instruct Administrator in writing as to the disposition of all such property or data within ninety (90) days.

     Administrator shall use due care and diligence in performing the work and services to be performed hereunder and agrees that it will correct any errors which are caused solely by Administrator, its authorized agents, employees, programs, or data processing equipment and machines, and its liability for such errors shall be limited to the correction of same within a reasonable time as full compensation for any and all damages which may result from such error or errors and in any event, the liability of Administrator to Client or any other party for any and all losses or damages directly or indirectly arising out of this Agreement or the performance hereof, shall not exceed the performance of the particular task which gives rise to such loss or damages and such amount shall constitute an agreed amount of liquidated damages for such losses and damages. The parties acknowledge and agree that Administrator does not assume, and shall not ever have, any liability on account of or in respect to Agency's obligations based on or associated with the preneed contracts that are the subject of this administration services agreement, and that Administrator's relationship and responsibility in respect to such preneed contracts is solely that of an agent for Client performing administration services as herein provided. Client agrees to indemnify Administrator for, and hold Administrator harmless from, any and all costs or expenses incurred by Administrator as a result of any claim or litigation seeking to hold Administrator liable for any of Client's obligations based on or associated with the preneed contracts.

     Client warrants that it is duly authorized to enter into this Agreement and that Administrator has in no way caused or induced Client to breach any contracted obligation.

     This Agreement and the exhibit attached hereto or referred to herein and made a part hereof constitute the entire agreement of the parties on the subject of policy administration and data processing services. Any modifications or amendments must be in writing signed by both parties.

     The parties hereto expressly agree that each will comply with all applicable federal, state and local laws, the violation of which may adversely affect the performance of this Agreement.

                          Page 3 of 7 (including Exhibit A)

     Client agrees that in the event of default in any of the covenants or agreements contained herein or in payment of the charges provided herein and in the exhibit attached hereto or made a part hereof, that it will pay all costs and expenses of enforcement or collection, including reasonable attorney's fees, which may arise or accrue.

     This Agreement may not be terminated by either party during the existence of that certain Reinsurance Agreement between American Capitol and World Service, and shall automatically terminate when said Reinsurance Agreement terminates, unless the parties agree otherwise in writing.

     This Agreement is effective as of June 1, 1996.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and legal representatives, and shall not be assigned by either party without the prior written consent of the other party.

     This Agreement shall be construed under the Laws of the State of Texas and should any portion be invalid or unenforceable, for any reason, it shall not affect the remainder of this Agreement which shall be valid and binding. This Agreement is executed and delivered by the parties in Harris County, Texas, to be performed in Harris County, Texas.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by its duly authorized officers.

     South Texas Bankers Insurance Agency, Inc.

     By: /s/Jack G. Heffington
          President

     American Capitol Insurance Company

     By: /s/John D. Cornett
          President

     South Texas Bankers Life Insurance Company

     By: /s/Jack G. Heffington
          President















                          Page 4 of 9 (including Exhibit A)

                                MANAGEMENT


     The Client's responsibility shall be:

     1. To provide from its Board of Directors or an Officer instructions regarding its corporate policy, products, growth and general operations of the Company and such other instructions as are called for herein. To select one or more officers of the Client to whom the Administrator is to report and from whom the Administrator is to receive instructions. To designate and appoint not less than two officers of Administrator to act as Client's attorney-in-fact to perform in Client's place and stead the routine transactions, such as contract issuance and claims payments and such other functions as the parties may deem appropriate.

     2. To provide financial interface and receive the financial reports from Administrator.

     3. In the event Client resumes marketing, to provide marketing interface and receive the marketing reports from Administrator.

     The Administrator's responsibilities shall be:

     1. To perform the subject services in keeping with corporate policy of the Client as communicated by the Client to Administrator.

     2. To provide information relating to the subject contracts sufficient to enable Client to complete requirements of the Texas Department of Banking.

                                      MARKETING

     The Client's responsibility shall be:

     To select the products, marketing systems, brochures, agents' training and instruction, commissions and other agent compensation, and personnel to operate the marketing efforts of the Client. The Client is solely responsible for recruiting, training, assisting, monitoring, supervising, terminating (if called for) and the market conduct of the Client's agents.

     The Administrator's responsibility shall be:  None.

                                        ISSUE

     The Client's responsibility shall be:

     To set standards and guidelines as conditions for issuance of new contracts.

     The Administrator's responsibility shall be:

     To issue new contracts consistent with the standards and guidelines provided by Client.

                                 CONTRACT MAINTENANCE

     The Client's Responsibilities shall be:

                            Page 5 of 7 (including Exhibit A)

     To inform Administrator of its policies and guidelines respecting routine contract maintenance. To issue instructions to Administrator in respect to contract maintenance matters that are other than routine or in respect to which Administrator requests instructions. To inform Administrator of all communication received from contract purchasers and service providers when such communication is not received directly by Administrator.

     The Administrator's Responsibility shall be:

     To answer and process all inquiries received, including cancellations and contract changes, in keeping with Client's guidelines.

                                 BILLING/COLLECTION

     The Client's responsibility shall be: To inform Administrator of its policies and guidelines respecting billing and collection. To remit to Administrator promptly any payments in respect to the subject preneed contracts received by the Client. Client specifically authorizes Administrator to bill the preneed contract owners (i.e., customers) directly, in the form of premium notices (in its role as administrator of the subject insurance policies for STB or World Service, as the case may
     be), and to apply payments made by customers directly as premium credits on the relevant policies that have been purchased to fund the subject preneed contracts, to avoid the duplicative process of first billing and collecting payments on the preneed contracts by Administrator on behalf of Client and the payment by Administrator on behalf of Client to STB or World Service, as the case may be, the insurer, of the collected amounts as premiums on the subject policies.

     The Administrator's responsibilities shall be:

     To bill in accordance with this Agreement and Client's policies and guidelines.

                                    CLAIMS

     The Client's responsibility shall be: To inform Administrator of its policies and guidelines respecting claims handling. To remit to Administrator promptly any claims in respect to the subject preneed contracts received by the Client. Client specifically authorizes Administrator to arrange to have payment of claims made directly by STB or World Service, as the case may be, instead of requiring Administrator, on behalf of Client, to apply itself as administrator on behalf of STB or World Service, as the case may be, as insurer, for the insurance policy proceeds and then, in turn, paying same to the recipient of the preneed contract benefit.

     The Administrator's responsibilities shall be:

     To pay claims in accordance with this Agreement and Client's policies and guidelines.

               ACCOUNTING, TAXES, REPORTING AND REGULATORY COMPLIANCE

     The Client's responsibility shall be:

     To inform Administrator of the Officer to whom Administrator is to report and to inform Administrator of any specific format required to interface

                          Page 6 of 7 (including Exhibit A)
     with Company in respect to accounting procedures, taxes and tax reporting, financial reporting and regulatory compliance. Client shall be solely responsible for its accounting functions, taxes and tax reporting, financial reporting and regulatory compliance.

     The Administrator's responsibility shall be:

     To provide sufficient contract data and information to Client to enable client to record all accounting entries on Client's books to properly account for all transactions implemented by Administrator in respect to the subject contracts. To make contract data and information relating to Client's business available to examiners acting for the Texas Banking Department in the performance of regulatory examinations of Client.

                            [Signatures appear on page 4]
































                          Page 7 of 7 (including Exhibit A)